EXHIBIT 10.15

KERRY CAPITAL ADVISORS, INC.

Thomas W. Janes	260 Franklin Street, 19th Floor
Founder / CEO	Boston, MA 02110
USA
617-340-6334 (w)
617-717-8521 (m) tjanes@kerrycapital.com www.kerrycapital.com

April 16, 2015

Members of the Board of Directors

Escue Wind S.L.

C/Ramon Gomex de la Serna 22

Marbella 29000-Malaga

Spain

Dear Members of the Board of Directors:

You have requested that Kerry Capital Advisors, Inc. ("Kerry Capital") provide an opinion with respect to the current value of the wind energy business associated with E Doorways, Inc. (the "Company"). For these purposes Kerry Capital has:

(a)	reviewed certain publicly and privately available financial statements and business information on the Company and the industry;

(b)	reviewed certain internal financial statements and other financial information on the Company, including the patent summary;

(c)	reviewed certain detailed financial projections prepared by management of the Company;

(d)	reviewed and discussed with management information relating to certain strategic, financial, and operational benefits anticipated by management for the Company;

(e)	and, performed such other analyses and considered such other factors as Kerry Capital has deemed appropriate including a review of publicly comparable companies.

In order to consider a valuation range, we conducted (i) a discounted cash flow analysis to determine an implied value for the Company, (ii) reviewed valuation metrics for comparable public companies such as EBITDA multiples, Book Value multiples, and valuation ranges as a percent of revenues; (iii) an EBITDA analysis, (iv) and a book value analysis.

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The discounted cash flow analysis provided a net present value based upon the projected free cash flow of the Company (EBITDA less capital expenditures and working capital funding requirements) and importantly did not consider any terminal value of the free cash flows in subsequent years by using a perpetual growth rate. The comparable public company analysis considered values for Suzlon, Vestas Wind and Inox Wind as the valuation metrics noted above. The EBITDA analysis considered various industry private valuation multiples. The book value analysis considered the balance sheet presentation of the Company's assets and liabilities. As additional considerations of value, we reviewed both the market and the Company's growth rate as well as the significant focus by governmental entities in supporting wind power solutions to energy needs. Based upon this analysis, Kerry Capital would value the Company in the range of $35.0MM to $40.0MM.

Kerry Capital has also assumed and relied upon, without independent verification, the accuracy and completeness of the information made available by the Company. With respect to financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best. currently available estimates and judgments of the management of the Company of its future financial performance. For the purpose of rendering this valuation, we have assumed that there has not occurred any material change in the assets, financial condition, and results of operations since the preparation of the financial statements we reviewed.

Kerry Capital is not a legal, tax, regulatory or actuarial advisor. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company with respect to any legal, tax, and regulatory or actuarial matters. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring subsequent to this date may affect this valuation opinion. In arriving at our valuation opinion we were not authorized to solicit interest from any third party nor did we negotiate with any third parties on the matter of this valuation.

We are pleased to act as an advisor to the Board of Escue Wind S.L. This opinion is for the information of the Board and is not addressed to, nor may it be relied upon, by any third party including, and without limitation, employees, creditors, and current or prospective shareholders or investors.

Very truly yours,

Kerry Capital Advisors, Inc.

By:	/s/ Thomas W. Janes
Thomas W. Janes
CEO

TWJ/dec

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